UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2026

Amesite Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39553	82-3431718
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

607 Shelby Street Suite 700 PMB 214
Detroit, MI 48226
(Address of principal executive offices, including ZIP code)

(734) 876-8141
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	AMST	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2026, Amesite Inc. (the “Company”) entered into a securities purchase agreement (the “RD Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell to such investors, in a registered direct offering (the “Registered Direct”), an aggregate of 696,866 shares of common stock of the Company (the “Common Stock”), at a purchase price of $1.435 per share of Common Stock. The Shares were offered by the Company pursuant to its shelf registration statement on Form S-3 (File No. 333-282999), which was declared effective by the Securities and Exchange Commission on December 18, 2024.

In a concurrent private placement (the “Private Placement” and, together with the Registered Direct, the “Offerings”), the Company entered into a securities purchase agreement (the “PIPE Purchase Agreement” and together with the RD Purchase Agreement, the “Purchase Agreements”) with certain institutional investors, pursuant to which the Company agreed to issue and sell to such investors, (i) pre-funded warrants (the “Pre-Funded Warrants”) to purchase 696,866 shares (the “Pre-Funded Warrant Shares”) of Common Stock, (ii) Series A-1 warrants (the “Series A-1 Warrants”) to purchase an aggregate of 1,393,732 shares of Common Stock and (iii) Series A-2 warrants (the “Series A-2 Warrants” and together with the Series A-1 Warrants, the “Common Warrants” and together with the Pre-Funded Warrants, the Warrants) to purchase an aggregate of 1,393,732 shares of Common Stock (such shares of Common Stock issuable upon exercise of the Pre-Funded Warrants and the Common Warrants, the “Warrant Shares”) at a combined purchase price of $1.434 per Pre-Funded Warrant and accompanying Common Warrants. The Pre-Funded Warrants are exercisable immediately at an exercise price of $0.001 per share and until the Pre-Funded Warrants are exercised in full. The Common Warrants will be exercisable beginning on the date on which the Company obtains stockholder approval (the “Stockholder Approval Date”) at an exercise price of $1.435 per share. The Series A-1 Warrants will expire five years after the later of (i) the effective date of the Resale Registration Statement (as defined below) and (ii) the Stockholder Approval Date. The Series A-2 Warrants will expire eighteen months after the later of (i) effective date of the Resale Registration Statement and (ii) the Stockholder Approval Date. The Common Warrants may be exercised on a cashless basis if at the time of exercise there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of, the shares issuable upon exercise of Common Warrants. The exercise price of the Common Warrants is subject to customary adjustments in the event of stock splits, stock dividends and similar recapitalization transactions.

In addition, on April 27, 2026, the Company entered into PIPE Purchase Agreements with certain of its officers and directors, including Dr. Ann Marie Sastry, Ph.D, its Chairman and CEO, and George Parmer, a member of its board of directors, pursuant to which the Company agreed to issue and sell to such officers and directors in a private placement transaction (the “Insider-Led Private Placement”), (i) an aggregate of 418,118 shares of Common stock, (iii) Series A-1 Warrants to purchase an aggregate of 418,118 shares of Common Stock and (iii) Series A-2 Warrants to purchase an aggregate of 418,118 shares of Common Stock at a combined purchase price of $1.435 per share and accompanying Common Warrants.

The Warrants (other than the Warrants issued to the Company’s officers and directors) contain beneficial ownership limitations which provide that the Company shall not effect any exercise, and a holder shall not have the right to exercise, any portion of a Warrant to the extent that, after giving effect to the exercise, such holder (together with such holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares issuable upon the exercise. This limitation may be waived (up to a maximum of 9.99%) by a holder in its sole discretion upon not less than sixty-one (61) days’ prior notice to the Company.

In connection with the PIPE Purchase Agreement, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain institutional investors, pursuant to which the Company agreed to prepare and file a registration statement (the “Resale Registration Statement”) with the Securities and Exchange Commission (the “SEC”) registering the resale of the PIPE Shares and the Warrant Shares no later than 15 days after the date of the Registration Rights Agreement, and to use best efforts to have the registration statement declared effective no later than 30 days after the date of the Registration Rights Agreement (or 60 days following the date of the Registration Rights Agreement in the event of a “full review” by the SEC).

The closing of the Registered Direct, the Private Placement and the Insider-Led Private Placement are expected to take place on April 28, 2026.

The aggregate gross proceeds from Registered Direct and Private Placement are expected to be approximately $2 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The aggregate gross proceeds from the Insider-Led Private Placement are expected to be approximately $600,000. The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes.

Upon completion of the Registered Direct, Private Placement and Insider-Led Private Placement, the Company believes that its stockholders’ equity will be in excess of $2.5 million necessary to regain compliance with Nasdaq’s minimum stockholder’ equity requirement. It is expected that Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, the Company may be subject to delisting. The Company is awaiting Nasdaq’s determination that it has regained compliance.

The Warrants and the shares issuable upon exercise of the Warrants were sold without registration under the Securities Act of 1933 (the “Securities Act”) in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors, and in reliance on similar exemptions under applicable state laws.

The representations, warranties and covenants contained in each of the Purchase Agreements were made solely for the benefit of the parties to each of the Purchase Agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to each of the Purchase Agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, each of the Purchase Agreements is included with this filing only to provide investors with information regarding the terms of the transaction, and not to provide investors with any other factual information regarding the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date of each of the Purchase Agreements, which subsequent information may or may not be fully reflected in public disclosures.

On April 26, 2026, the Company entered into an engagement agreement with H.C. Wainwright & Co., LLC, as exclusive placement agent (the “Placement Agent”), pursuant to which the Placement Agent agreed to act as placement agent on a reasonable “best efforts” basis in connection with the Offerings. The Company agreed to pay the Placement Agent an aggregate cash fee equal to 7.0% of the gross proceeds from the sale of securities in the Offerings and a management fee equal to 1.0% of the gross proceeds raised in the Offerings. The Company also agreed to issue the Placement Agent (or its designees) a warrant (the “Placement Agent Warrant”) to purchase up to 7.0% of the aggregate number of shares of Common Stock sold in the Registered Direct, or warrants to purchase up to 48,780 shares of Common Stock, at an exercise price equal to 125% of the offering price per share of Common Stock, or $1.7938 per share. Additionally, the Company agreed to issue the Placement Agent (or its designees) a Placement Agent Warrants to purchase up to 7.0% of the aggregate number of shares of Common Stock sold in the Private Placement, or warrants to purchase up to 48,781 shares of Common Stock, at an exercise price equal to 125% of the offering price per share of Common Stock, or $1.7938 per share. The Placement Agent Warrants are exercisable immediately upon issuance for a period of five years following the commencement of the sales pursuant to the Offerings, In addition, in connection with the Registered Direct, the Company agreed to pay the Placement Agent up to $17,500 for fees and expenses of legal counsel and other out-of-pocket expenses. The Company also agreed to pay the Placement Agent up to $17,500 for fees and expenses of legal counsel and other out-of-pocket expenses in connection with the Private Placement.

The foregoing descriptions of the Series A-1 Warrant, Series A-2 Warrant, Placement Agent Warrant, RD Purchase Agreement, PIPE Purchase Agreement and Registration Rights Agreement are not complete and are qualified in their entirety by reference to the full text of the form of Series A-1 Warrant, form of Series A-2 Warrant, form of Placement Agent Warrant, form of RD Purchase Agreement, form of PIPE Purchase Agreement, and form of Registration Rights Agreement, copies of which are filed as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

The legal opinion and consent of Sheppard, Mullin, Richter & Hampton LLP relating to the validity of the securities issued in the Registered Direct is filed herewith as Exhibit 5.1.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Pre-Funded Warrants, Warrants and the Placement Agent Warrants and the shares issuable upon exercise of the Warrants and Placement Agent Warrants have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

On April 27, 2026, the Company issued a press release announcing the pricing of the Offering.  On April 28, 2026, the Company issued a press release announcing the pricing of the Insider-Led Private Placement. Copies of such press releases are furnished as Exhibits 99.1 and 99.2, respectively, to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A-1 Warrant
4.3	Form of Series A-2 Warrant
4.4	Form of Placement Agent Warrant
5.1	Opinion of Sheppard, Mullin, Richter & Hampton LLP
10.1	Form of RD Securities Purchase Agreement
10.2	Form of PIPE Securities Purchase Agreement
10.3	Form of Registration Rights Agreement
99.1	Press release of Amesite Inc. dated April 27, 2026
99.2	Press release of Amesite Inc. dated April 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2026	Amesite Inc.

/s/ Ann Marie Sastry, Ph.D
Ann Marie Sastry, Ph.D
Chief Executive Officer